UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2006

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On September 12, 2006, we executed and consummated an Asset Purchase Agreement (the “Purchase Agreement”) with Burton Golf, Inc. and its principals (“Burton”). Under the Purchase Agreement, which is effective as of September 3, 2006, Forefront Burton, Inc., a wholly owned subsidiary of Forefront Group, Inc. (formerly known as Datrek Professional Bags, Inc., our subsidiary) (“Forefront Burton”), acquired substantially all of the assets and assumed certain liabilities of Burton for an aggregate purchase price of $4,200,000 as well as the payment at closing of $125,000 in liabilities. The purchase price consisted of $2,100,000 in cash and $2,225,000 in promissory notes described in greater detail below. We also issued 250,000 shares of our common stock to Burton which shall be used to satisfy a portion of the promissory notes as described below.

Burton, based in Fort Walton Beach, Florida, manufactures and markets high quality golf bags and accessories and is a leading supplier of premium golf bags to the “on course” distribution channel which services golf pro shops throughout North America and internationally. In 2005, Burton had over $10 million in annual sales.

A portion of the purchase price under the Purchase Agreement is evidenced by three unsecured promissory notes delivered to Burton. A short-term note in the principal amount of $475,000 is payable in three installments and is due in November 2006. The short-term note does not bear interest. A second note in the principal amount of $750,000 with interest accruing at 8% per annum is payable in two installments on the first and second anniversary of the closing. Payments of interest under this note are due quarterly commencing in the third quarter of 2006. The third note in the principal amount of $1,000,000 is payable in one lump sum on the third anniversary of the closing. The third note does not bear interest. Each of the promissory notes may be prepaid at any time without penalty.

In addition to the above, the third note may be satisfied with the 250,000 shares of issued common stock if, as of the second, two and one-half or third anniversary of the closing, such shares may be sold on any national exchange or other established market, and the per share market price of such shares is equal to or greater than $4.00. In such case, the note shall be deemed paid and satisfied in full on such anniversary of the closing. In the event that the per share market price of the shares is less than $4.00 on each of such dates, then the balance of the note may be satisfied in cash or additional shares of our common stock on the third anniversary of the closing.

In connection with the issuance of our common stock, we have granted certain registration rights to Burton. In the event we register any of our common stock then Burton may request that we register all of the shares of our common stock then held by Burton. In addition, on the third anniversary of the closing, Burton may demand that we prepare and file a registration statement to permit the resale of the shares of common stock received by Burton under the Purchase Agreement.

In connection with this transaction, we also entered into employment agreements with Terry Andre and Donald Ochsenreiter. Pursuant to his employment agreement, Mr. Andre will serve as Senior Vice President of Marketing of Forefront Burton, Inc. The employment

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agreement provides for an annual base salary of $180,000 and has an initial term of four years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 50,000 shares of our common stock. Pursuant to his employment agreement, Mr. Ochsenreiter will serve as Senior Vice President of Forefront Burton, Inc. The employment agreement provides for an annual base salary of $180,000 and has an initial term of six months.

In connection with the transactions contemplated by the Purchase Agreement, Forefront Burton entered into a short-term lease with Burton relating to the 109,583 square foot facility located in Ft. Walton Beach, Florida formerly used by Burton in its operations. The lease provides for initial monthly rent payments in the amount of $30,000 plus taxes and insurance with an increase in rent during any extension periods based on the actual amount of square feet to be occupied and leased during any extension period.

The summary of the Purchase Agreement above is qualified by reference to the complete text of this agreement, which is filed as an Exhibit to this Current Report.

ITEM 8.01 Other Events

On September 12, 2006, Forefront Group, Inc. (formerly known as Datrek Professional Bags, Inc.), Miller Golf Company and Forefront Burton, Inc. entered into a Joinder Agreement and Eighth Amendment to Loan and Security Agreement (the “Amendment”) with our asset-based lender, FCC, LLC d/b/a First Capital (the “Lender”). Under the Amendment, Forefront Burton has been added as a borrower under the original Loan and Security Agreement entered into with the Lender on October 15, 2004 (as amended, the “Loan Agreement”). In addition, the Lender has agreed to include the accounts receivable, inventory and other assets of Forefront Burton in the borrowing base described in the Loan Agreement to the extent that such assets satisfy the eligibility standards set forth in the Loan Agreement. Our obligations to the Lender are secured by a first priority security interest in certain eligible accounts receivable, inventory and other assets of Forefront Group, Forefront Burton and Miller. In addition, we have guaranteed the obligations of the Borrowers. Except as described above, the Amendment did not change the availability limit or any other material terms under the Loan Agreement.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

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(c)	Exhibits

The following exhibits are being filed herewith:

10.1	Asset Purchase Agreement, effective as of September 3, 2006, among Forefront Burton, Inc., Burton Golf, Inc., Terry Andre and Donald Ochsenreiter.

10.2	Joinder Agreement and Eighth Amendment to Loan and Security Agreement, dated as of September 12, 2006, by and among FCC, LLC, d/b/a First Capital, Forefront Group, Inc., Miller Golf Company and Forefront Burton, Inc.

99.1	Press release of Forefront Holdings, Inc. dated September 13, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forefront Holdings, Inc.

Dated: September 18, 2006	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement, effective as of September 3, 2006, among Forefront Burton, Inc., Burton Golf, Inc., Terry Andre and Donald Ochsenreiter.

10.2	Joinder Agreement and Eighth Amendment to Loan and Security Agreement, dated as of September 12, 2006, by and among FCC, LLC, d/b/a First Capital, Forefront Group, Inc., Miller Golf Company and Forefront Burton, Inc.

99.1	Press release of Forefront Holdings, Inc. dated September 13, 2006.